UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 31, 2004

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-644-2	13-1815595
(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (212) 310-2000

Item 9. Regulation FD Disclosure.

On March 12, 2004, Colgate-Palmolive Company (the “Company”) filed its annual report on Form 10-K for the year ended December 31, 2003 (the “Annual Report”) with the Securities and Exchange Commission. As disclosed in the Annual Report, it is the Company’s practice to include shipping and handling costs as a component of selling, general and administrative expenses. Due to a clerical error, in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Use of Estimates,” the Company incorrectly stated what the impact on gross profit margin would be if these costs were instead included in cost of sales. If these costs were included in cost of sales, gross profit margin as a percent to sales would decrease from 55.0% to 47.9% (rather than a decrease from 55.0% to 52.1% as previously reported) in 2003. The correct figure can be readily ascertained from data available in the audited financial statements included in the Annual Report.

The information in this Current Report is being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference into the Company’s registration statements and other documents filed under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: March 31, 2004	By:	/s/ Stephen C. Patrick
	Name:	Stephen C. Patrick
	Title:	Chief Financial Officer